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Exhibit 23

                       Consent of Independent Accountants

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 33-48624 and No. 33-65406) of Opta Food Ingredients, Inc. of our report dated February 21, 2001 relating to the Consolidated Financial Statements, which appear in this Annual Report on Form 10-K.



PricewaterhouseCoopers LLP
Boston, MA
March 22, 2001